Exhibit 99.1

Delek US Holdings Reports Second Quarter 2010 Results

BRENTWOOD, Tenn.--(BUSINESS WIRE)--August 5, 2010--Delek US Holdings, Inc. (NYSE: DK), a diversified energy company with assets in the petroleum refining, marketing and retail industries, today announced financial results for the second quarter 2010.

For the three months ended June 30, 2010, Delek US reported net income from continuing operations of $15.0 million, or $0.28 per diluted share, versus net income from continuing operations of $29.6 million, or $0.54 per diluted share, in the second quarter 2009. Excluding special items, the Company reported adjusted net income from continuing operations of $12.3 million, or $0.23 per diluted share, in the second quarter 2010, versus adjusted net income of $13.0 million, or $0.24 per diluted share, in the second quarter 2009.

Uzi Yemin, President and Chief Executive Officer of Delek US, remarked: “Our second quarter profitability was primarily attributable to a combination of strong demand for refined products in each of our operating segments, improved Gulf Coast refining economics and elevated retail fuel margins.”

“Within our refining segment, we operated the Tyler refinery at or near peak capacity for the duration of the second quarter 2010, largely in response to increased regional demand and significantly improved refined product margins,” continued Yemin. “In our retail segment, strong same-store sales of fuel (gallons) and merchandise helped to produce one of our best quarters at retail in nearly two years. Finally, in our marketing segment, we continued to grow the business, as total sales volumes increased for the third consecutive quarter.”

During the second quarter 2010, the Company received final payment on outstanding property damage and business interruption insurance claims in the amount of $17.0 million related to a fire at the Company’s Tyler, Texas refinery that occurred in November 2008. For the three months ended June 30, 2010, Delek US recorded income of $12.8 million related to claims under the Company’s business interruption insurance policy and $4.2 million related to claims under the Company’s property damage insurance policy. Delek US recorded income of $57.6 million related to claims under the Company’s property damage and business interruption insurance policies during the second quarter 2009. To date, Delek US has received $141.4 million in gross insurance proceeds related to the accident.

Yemin concluded: “Entering the third quarter, demand for refined products in the Tyler market remains on pace with second quarter levels. Within our retail business, same-store sales of fuel (gallons) and merchandise continue to improve as well, driven in part by continued contributions from the Company’s reimaged store locations.”

Second quarter net income from continuing operations was impacted by several factors, including a capital loss on the sale of three retail locations, accelerated depreciation resulting from the closure of six retail locations, write-down of DHT catalyst cost at the Tyler refinery, as well as flood-related property damage resulting from the May 2010 storms that affected portions of Middle Tennessee. Collectively, these factors negatively impacted net income from continuing operations by $1.7 million, or $0.03 per diluted share, during the second quarter 2010.

As of June 30, 2010, Delek US had $72.9 million in cash and $300.0 million in debt, resulting in a net debt position of $227.1 million. During the second quarter 2010, the Company received a federal tax refund of $39.6 million cash related to a net operating loss carryback.

Refining Segment

The refining segment operated for 91 days during the second quarter 2010, versus only 44 days in the second quarter 2009, due to a fire at the Tyler refinery on November 20, 2008.

Refining contribution margin was $38.7 million in the second quarter 2010, versus $2.5 million in the first quarter 2010. Total throughputs exceeded 60,000 barrels per day in the second quarter 2010, versus 55,788 barrels per day in the first quarter 2010. Capacity utilization at the Tyler refinery was 95.0 percent in the second quarter 2010 – the highest average quarterly utilization rate recorded since Delek US purchased the refinery in 2005.

Gulf Coast refining economics improved significantly during the second quarter, as evidenced by a more than 40 percent increase in the benchmark Gulf Coast 5-3-2 crack spread, when compared to the first quarter 2010. The Gulf Coast 5-3-2 crack spread was $9.54 per barrel in the second quarter 2010, versus $6.62 in the first quarter 2010.

Direct operating expense per barrel sold was $4.39 per barrel in the second quarter 2010, versus $5.14 per barrel in the first quarter 2010. Higher utilization and lower natural gas prices contributed to the decline in operating expense per barrel.

Refining margin, adding back inter-company product marketing fees of $0.55 per barrel, was $8.96 per barrel sold in the second quarter 2010, compared to $6.24 per barrel sold in the first quarter 2010.

Retail Segment

Retail segment contribution margin was $18.1 million in the second quarter 2010, compared to $10.2 million in the second quarter 2009. The year-over-year improvement in contribution margin was primarily attributable to a same-store increase in fuel (gallons) and merchandise sales, increased gross profit generation on select in-store merchandise, as well as a significant increase in the retail fuel margin, when compared to the year-ago period.

On a year-over-year basis, same-store fuel gallons sold increased 3.4 percent in the second quarter 2010, versus a decline of 0.8 percent in the second quarter 2009. The retail segment sold a total of 109.1 million gallons during the three months ended June 30, 2010, versus 110.4 million gallons in the prior year period. During the second quarter 2010, the retail segment operated 425 locations, versus 465 locations in the prior-year period.

The Company’s retail fuel margin was 18.6 cents per gallon in the second quarter 2010, compared to 12.4 cents per gallon in the prior year period. The increase in retail fuel margin is mainly attributable to a favorable spread between wholesale and retail fuel prices in the quarter, in addition to favorable blending economics associated with the Company’s ongoing E-10 (ethanol) blended fuel program.

On a year-over-year basis, same-store merchandise sales increased 4.6 percent in the second quarter 2010, compared to a same-store decline of 1.4 percent in the second quarter 2009, marking the fourth consecutive quarter of same-store merchandise sales growth. The improvement in same-store merchandise sales is attributable to several key factors, including strong contributions from the Company’s “reimaged” MAPCO store locations, successful promotional efforts within the beer and dairy categories, consumer acceptance of newly introduced private label products, as well as continued growth in fresh food sales.

Same-store sales of food and fountain increased 16.4 percent in the second quarter 2010 when compared to the year-ago period, due primarily to increased contributions from the Company’s quick-service restaurant (QSR) locations, in addition to improved sales resulting from the Company’s ongoing fresh grab-n-go food initiative.

Merchandise margin increased to 31.3 percent in the second quarter 2010, versus 30.3 percent in the year-ago period, due primarily to increased gross profit contribution across several leading categories.

Marketing Segment

Marketing segment contribution margin was $6.7 million in the second quarter 2010, compared to $7.7 million in the second quarter 2009. Total sales volumes within the marketing segment increased for the third consecutive quarter to 14,652 barrels per day in the second quarter 2010, compared to 14,231 barrels per day in the prior-year period.

Reconciliation of GAAP to Non-GAAP Financial Measures

Delek US reports its financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP performance measures may provide users of financial information (i) increased transparency into the Company’s operations; and (ii) additional meaningful comparisons between current results and results in prior operating periods. For these reasons, management is presenting certain adjustments to GAAP results in order to reflect the ongoing operations of the business. Management believes these measures will help investors better understand and evaluate the Company.

Delek US provides the following reconciliation schedule in calculating “adjusted” net income from continuing operations, a non-GAAP measure, for the three months ended June 30, 2010 and for the three months ended June 30, 2009.

The following items are excluded in the calculation of adjusted net income from continuing operations for the three months ended June 30, 2010:

  $4.2 million pre-tax gain on property damage proceeds
	For the Three Months Ended June 30, 2010
	Pre-Tax	After-Tax	After Tax EPS
Dollars in Millions (Except EPS)	Income	Income	Diluted

Unadjusted from Continuing Operations
Continuing Operations	$23.6	$15.0	$0.28
Discontinued Operations	-	-	-
Total	23.6	15.0	0.28

Adjustments:
Income:
Property Damage Proceeds (Refining Segment)	(4.2)	(2.7)	(0.05)
Total	(4.2)	(2.7)	(0.05)

Adjusted from Continuing Operations	19.4	12.3	0.23
Discontinued Operations	-	-	-
Adjusted Total	$19.4	$12.3	$0.23

The following items are excluded in the calculation of adjusted net income from continuing operations for the three months ended June. 30, 2009:

  $2.0 million pre-tax loss on the sale of an investment
  $10.0 million pre-tax gain associated with the increase in value of our inventory to market prices as of June 30, 2009 (LIFO gain)
  $17.3 million pre-tax gain on property damage proceeds, net of expense
	For the Three Months Ended June 30, 2009
	Pre-Tax	After-Tax	After Tax EPS
Dollars in Millions (Except EPS)	Income	Income	Diluted

Unadjusted from Continuing Operations
Continuing Operations	$45.4	$29.6	$0.54
Discontinued Operations	-	-	-
Total	45.4	29.6	0.54

Adjustments:
Loss:
Auction Rate Security (Delek US Holdings)	2.0	1.1	0.02
Income:
Inventory Gain (Refining Segment)	(10.0)	(6.5)	(0.12)
Property Damage Proceeds (Refining Segment)	(17.3)	(11.2)	(0.20)
Total	(25.3)	(16.6)	(0.30)

Adjusted from Continuing Operations	20.1	13.0	0.24
Discontinued Operations	-	-	-
Adjusted Total	$20.1	$13.0	$0.24

Second Quarter 2010 | Conference Call Information

The Company will hold a conference call to discuss its second quarter 2010 results today at 10:00 a.m. CT. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.DelekUS.com and clicking on the Investor Relations tab, at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available through August 19, 2010 by dialing (800) 642-1687, passcode 84169376. An archived version of the replay will also be available on Delek’s website for 90 days.

About Delek US Holdings, Inc.

Delek US Holdings, Inc. is a diversified energy business focused on petroleum refining, the marketing and supply of refined products, the retail marketing of refined products and the sale of general merchandise in its retail locations. The refining segment operates a high conversion, independent refinery, with a design crude distillation capacity of 60,000 barrels per day, in Tyler, Texas. The marketing and supply segment markets refined products through its terminals in Abilene, Texas and San Angelo, Texas as well as other third party terminals. The retail segment markets gasoline, diesel and other refined petroleum products and convenience merchandise through a network of company-operated retail fuel and convenience stores, operated under the MAPCO Express®, MAPCO Mart®, East Coast®, Fast Food and Fuel™, Favorite Markets®, Delta Express® and Discount Food Mart™ brand names.

Safe Harbor Provisions Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning our current estimates, expectations and projections about our future results, performance, prospects and opportunities and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws.

Investors are cautioned that the following important factors, among others, may affect these forward-looking statements. These factors include but are not limited to: reliability of our operating assets; changes in the scope, costs, and/or timing of capital projects; our competitive position and the effects of competition; the projected growth of the industry in which we operate; management’s ability to execute its strategy of growth through acquisitions and transactional risks in acquisitions; general economic and business conditions, particularly levels of spending relating to travel and tourism or conditions affecting the southeastern United States; risks and uncertainties with the respect to the quantities and costs of crude oil, the costs to acquire feedstocks and the price of the refined petroleum products we ultimately sell; potential conflicts of interest between our majority stockholder and other stockholders; losses from derivative instruments; and other risks contained in our filings with the Securities and Exchange Commission.

Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Delek US undertakes no obligation to update or revise any such forward-looking statements.

Delek US Holdings, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except share and per share data)

	June 30,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$72.9	$68.4
Accounts receivable	109.2	76.7
Inventory	135.2	116.4
Other current assets	7.9	50.1
Total current assets	325.2	311.6

Property, plant and equipment:
Property, plant and equipment	877.2	865.5
Less: accumulated depreciation	(196.0)	(173.5)
Property, plant and equipment, net	681.2	692.0

Goodwill	71.9	71.9
Other intangibles, net	8.3	9.0
Minority investment	131.6	131.6
Other non-current assets	12.1	6.9
Total assets	$1,230.3	$1,223.0

Liabilities and shareholders' equity
Current liabilities:
Accounts Payable	$213.3	$192.5
Current portion of long-term debt and capital lease obligations	157.8	17.7
Note payable to related party	65.0	65.0
Accrued expenses and other current liabilities	54.5	47.0
Total current liabilities	490.6	322.2

Non-current liabilities:
Long-term debt and capital lease obligations, net of current portion	77.2	234.4
Environmental liabilities, net of current portion	4.8	5.3
Asset retirement obligations	7.2	7.0
Deferred tax liabilities	109.3	110.5
Other non-current liabilities	11.9	12.6
Total non-current liabilities	210.4	369.8

Shareholders' equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.01 par value, 110,000,000 shares authorized, 54,381,479 and 53,700,570 shares issued and outstanding at June 30, 2010 and December 31, 2009, respectively	0.5	0.5
Additional paid-in capital	288.5	281.8
Retained earnings	240.3	248.7
Total shareholders' equity	529.3	531.0
Total liabilities and shareholders' equity	$1,230.3	$1,223.0

Delek US Holdings, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2010	2009	2010	2009
		(revised)
Net Sales	$997.7	$613.3	$1,890.6	$981.6
Operating costs and expenses:
Cost of goods sold	895.1	529.7	1,715.8	847.3
Operating expenses	55.8	56.7	111.9	102.5
Insurance proceeds - business interruption	(12.8)	(37.0)	(12.8)	(58.1)
Property damage proceeds, net	(4.2)	(17.3)	(4.0)	(18.9)
General and administrative expenses	14.8	15.6	30.1	30.3
Depreciation and amortization	16.0	12.5	30.5	22.7
Loss on sale of assets	0.6	-	0.1	-
Total operating costs and expenses	965.3	560.2	1,871.6	925.8
Operating income	32.4	53.1	19.0	55.8
Interest expense	8.8	5.7	17.5	10.4
Interest income	-	-	-	(0.1)
Other expenses, net	-	2.0	-	2.0
Total non-operating costs and expenses	8.8	7.7	17.5	12.3
Income from continuing operations before income tax expense	23.6	45.4	1.5	43.5
Income tax expense	8.6	15.8	0.6	15.3
Income from continuing operations	15.0	29.6	0.9	28.2
Loss from discontinued operations, net of tax	-	-	-	(1.6)
Net income	$15.0	$29.6	$0.9	$26.6

Basic earnings per share
Income from continuing operations	$0.28	$0.55	$0.02	$0.53
Loss from discontinued operations	-	-	-	(0.04)
Total basic earnings per share	$0.28	$0.55	$0.02	$0.49

Diluted earnings per share
Income from continuing operations	$0.28	$0.54	$0.02	$0.52
Loss from discontinued operations	-	-	-	(0.03)
Total diluted earnings per share	$0.28	$0.54	$0.02	$0.49

Weighted average common shares outstanding:
Basic	54,350,910	53,689,611	54,136,963	53,685,861
Diluted	54,370,369	54,988,101	54,162,790	54,433,686

Dividends declared and paid per common share outstanding	$0.0375	$0.0375	$0.0750	$0.0750

Adjusted earnings per share from continuing operations	$0.23	$0.24	$(0.03)	$0.20
Earnings per share from discontinued operations	-	-	-	(0.03)
Adjusted earnings per share	$0.23	$0.24	$(0.03)	$0.17

Delek US Holdings, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Six Months Ended June 30,
	2010	2009
Cash Flow Data
Cash flows provided by operating activities:	$50.1	$122.7
Cash flows used in investing activities:	(15.1)	(112.9)
Cash flows used in financing activities:	(30.5)	(4.1)
Net increase in cash and cash equivalents	$4.5	$5.7

Delek US Holdings, Inc.
Segment Data
(In millions)

	Three Months Ended June 30, 2010
	Refining	Retail	Marketing	Corporate, Other and Eliminations	Consolidated
Net sales (excluding intercompany
marketing fees and sales)	$457.7	$415.9	$123.8	$0.3	$997.7
Intercompany marketing fees and sales	1.8	-	5.5	(7.3)	-
Operating costs and expenses:
Cost of goods sold	414.2	363.3	122.3	(4.7)	895.1
Operating expenses	23.6	34.5	0.3	(2.6)	55.8
Insurance proceeds - business interruption	(12.8)	-	-	-	(12.8)
Property damage proceeds, net	(4.2)	-	-	-	(4.2)
Segment contribution margin	$38.7	$18.1	$6.7	$0.3	63.8
General and administrative expense					14.8
Depreciation and amortization					16.0
Loss on sale of assets					0.6
Operating income					$32.4

Total assets	$601.7	$421.8	$75.2	$131.6	$1,230.3

Capital spending (excluding business
combinations)	$11.8	$3.2	$-	$-	$15.0

	Three Months Ended June 30, 2009
	Refining	Retail (2)	Marketing	Corporate, Other and Eliminations	Consolidated
	(revised) (1)				(revised) (1)
Net sales (excluding intercompany
marketing fees and sales)	$158.1	$363.1	$91.9	$0.2	$613.3
Intercompany marketing fees and sales	(4.3)	-	6.3	(2.0)	-
Operating costs and expenses:
Cost of goods sold	121.3	318.1	90.3	-	529.7
Operating expenses	23.7	34.8	0.2	(2.0)	56.7
Insurance proceeds - business interruption	(37.0)	-	-	-	(37.0)
Property damage proceeds, net	(17.3)	-	-	-	(17.3)
Segment contribution margin	$63.1	$10.2	$7.7	$0.2	81.2
General and administrative expense					15.6
Depreciation and amortization					12.5
Operating income					$53.1

Total assets	$558.0	$451.3	$61.4	$147.0	$1,217.7

Capital spending (excluding business
combinations)	$55.1	$5.6	$-	$-	$60.7

	Six Months Ended June 30, 2010
	Refining	Retail	Marketing	Corporate, Other and Eliminations	Consolidated
Net sales (excluding intercompany
marketing fees and sales)	$859.3	$791.4	$239.4	$0.5	$1,890.6
Intercompany marketing fees and sales	6.1	-	10.4	(16.5)	-
Operating costs and expenses:
Cost of goods sold	792.7	698.5	236.2	(11.6)	1,715.8
Operating expenses	48.3	67.4	1.1	(4.9)	111.9
Insurance proceeds - business interruption	(12.8)	-	-	-	(12.8)
Property damage proceeds, net	(4.0)	-	-	-	(4.0)
Segment contribution margin	$41.2	$25.5	$12.5	$0.5	79.7
General and administrative expense					30.1
Depreciation and amortization					30.5
Loss on sale of assets					0.1
Operating income					$19.0

Capital spending (excluding business
combinations)	$19.4	$5.1	$-	$0.1	$24.6

	Six Months Ended June 30, 2009
	Refining	Retail (2)	Marketing	Corporate, Other and Eliminations	Consolidated

Net sales (excluding intercompany
marketing fees and sales)	$162.1	$658.7	$160.4	$0.4	$981.6
Intercompany marketing fees and sales	(7.4)	-	9.4	(2.0)	-
Operating costs and expenses:
Cost of goods sold	118.1	573.0	156.7	(0.5)	847.3
Operating expenses	35.9	68.2	0.4	(2.0)	102.5
Insurance proceeds - business interruption	(58.1)	-	-	-	(58.1)
Property damage proceeds, net	(18.9)	-	-	-	(18.9)
Segment contribution margin	$77.7	$17.5	$12.7	$0.9	108.8
General and administrative expense					30.3
Depreciation and amortization					22.7
Operating income					$55.8

Capital spending (excluding business
combinations)	$135.0	$6.5	$-	$-	$141.5

(1) These amounts have been revised due to a misapplication of guidance associated with accounting for lower of cost or market (LCM) reserves when using the LIFO method of accounting for inventories. We recognized a reversal of a LCM reserve in the first quarter of 2009 in the amount of $4.8 million ($3.1 million, net of tax). The reversal should not have been recognized until the second quarter of 2009 when our refinery resumed operations and the related inventory was sold. This resulted in a $3.1 million increase to previously reported net income in the three months ended June 30, 2009, or $0.06 per diluted share.
(2) Retail operating results for the three and six months ended June 30, 2009 have been restated to reflect the reclassification of the remaining nine Virginia stores to back to normal operations.

Delek US Holdings, Inc.
Statistical Data
(In millions, except share and per share data)

Refining Segment	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2010	2009(1)	2010	2009(1)
Days operated in period	91	44	181	44
Total sales volume (average barrels per day) (2)	59,161	50,102	56,316	52,041
Products manufactured (average barrels per day):
Gasoline	33,853	26,389	31,989	26,389
Diesel/jet	20,797	21,394	20,522	21,394
Petrochemicals, LPG, NGLs	2,071	2,804	1,760	2,804
Other	2,084	2,516	1,936	2,516
Total production	58,805	53,103	56,207	53,103
Refinery throughput (average barrels per day):
Crude oil	57,028	55,788	53,058	55,788
Other feedstocks	3,004	-	4,178	-
Total refinery throughput	60,032	55,788	57,236	55,788
Per barrel of sales:
Refining operating margin(4)	$8.41	$14.73	$7.13	$15.98
Refining operating margin excluding intercompany marketing service fees(4)	$8.96	$16.70	$7.68	$19.19
Direct cash operating expenses	$4.39	$10.73	$4.74	$13.94
Pricing statistics (average for the period presented)
WTI — Cushing crude oil (per barrel)	$78.12	$67.50	$78.36	$67.50
U.S. Gulf Coast 5-3-2 crack spread (per barrel)	$9.54	$8.08	$8.09	$8.08
U.S. Gulf Coast unleaded gasoline (per gallon)	$2.10	$1.88	$2.07	$1.88
Ultra low sulfur diesel (per gallon)	$2.14	$1.73	$2.10	$1.73
Natural gas (per MMBTU)	$4.31	$3.74	$4.73	$3.74

Marketing Segment
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2010	2009	2010	2009
Days operated in period	91	91	181	181
Products sold (average barrels per day):
Gasoline	6,846	7,420	6,725	7,064
Diesel/jet	7,755	6,752	7,703	6,666
Other	51	59	48	59
Total sales	14,652	14,231	14,476	13,789

Retail Segment	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2010	2009(3)	2010	2009(3)
Number of stores (end of period)	425	465	425	465
Average number of stores	430	465	435	465
Retail fuel sales (thousands of gallons)	109,116	110,392	212,113	217,063
Average retail gallons per average number of stores (in thousands)	253	237	487	467
Retail fuel margin ($ per gallon)	$0.186	$0.124	$0.158	$0.118
Merchandise sales (in millions)	$101.3	$101.5	$188.2	$190.1
Merchandise margin %	31.3%	30.3%	31.1%	31.1%
Credit expense (% of gross margin)	8.9%	8.6%	9.5%	8.3%
Merchandise and cash over/short (% of net sales)	0.2%	0.2%	0.2%	0.2%
Operating expenses/merchandise sales plus total gallons	15.8%	15.9%	16.3%	16.1%

(1) The refinery did not operate during the period from November 21, 2008 through May 17, 2009 due to the November 20, 2008 explosion and fire. The refinery resumed full operations on May 18, 2009. Sales volumes also included minimal sales of intermediate products made prior to the restart of the refinery.
(2) Sales volume includes 514 and 675 barrels per day, respectively, sold to the marketing segment during the three and six months ended June 30, 2010. There were no sales of product to the marketing segment during the three or six months ended June 30, 2009.
(3) Retail operating results for the three and six months ended June 30, 2009 have been restated to reflect the reclassification of the remaining nine Virginia stores to back to normal operations.
(4) These amounts have been revised due to a misapplication of guidance associated with accounting for lower of cost or market (LCM) reserves when using the LIFO method of accounting for inventories. We recognized a reversal of a LCM reserve in the first quarter of 2009 in the amount of $4.8 million. The reversal should not have been recognized until the second quarter of 2009 when our refinery resumed operations and the related inventory was sold. This resulted in a $2.18 increase to previously reported refining operating margin and refining operating margin excluding intercompany marketing service fees for the three months ended June 30, 2009.

CONTACT:
Delek US Holdings, Inc.
U.S. Investor / Media Relations Contact:
Noel R. Ryan III
Director – Head of Investor Relations & Communications
615-435-1356 (Direct)
or
Israel Media Relations Contact:
Moshe Gal
Gilav
972-54-7722029